As filed with the Securities and Exchange Commission on June 18, 2013

Registration No. 333-101152

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST PACTRUST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	04-3639825
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
18500 Von Karman Avenue, Suite 1100 Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

First PacTrust Bancorp, Inc. 401(k) Employee Stock Ownership Plan

(Full title of the plan)

Richard Herrin

Executive Vice President, Chief Administrative Officer

and Corporate Secretary

First PacTrust Bancorp, Inc.

18500 Von Karman Avenue, Suite 1100

Irvine, California 92612

(Name and address of agent for service)

(949) 236-5300

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in
Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

First PacTrust Bancorp, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to deregister certain securities that were originally registered pursuant to the Company’s Registration Statement on Form S-8 (File No. 333-101152) that was filed with the Securities and Exchange Commission on November 12, 2002 (the “Registration Statement”). The Registration Statement registered shares of the Company’s common stock and, pursuant to General instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, an indeterminate amount of plan interests to be offered and sold pursuant to the First PacTrust Bancorp, Inc. 401(k) Employee Stock Ownership Plan (the “Plan”).

Effective July 6, 2012, the Company’s common stock was eliminated as a participant investment option under the Plan. Accordingly, this Post-Effective Amendment is being filed to deregister any remaining unsold shares of the Company’s common stock as well as any plan interests previously registered under the Registration Statement.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Irvine, State of California, on the 18th day of June, 2013.

FIRST PACTRUST BANCORP, INC.

By:	/s/ Steven A. Sugarman
Steven A. Sugarman
Chief Executive Officer (Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Steven A. Sugarman	/s/ Ronald J. Nicolas, Jr.
Steven A. Sugarman	Ronald J. Nicolas, Jr.
Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

Date: June 18, 2013	Date: June 18, 2013

/s/ Lonny D. Robinson	/s/ Chad T. Brownstein
Lonny D. Robinson	Chad T. Brownstein
Executive Vice President and Chief Financial Officer, Pacific Trust Bank	Director
(Principal Accounting Officer)

Date: June 18, 2013	Date: June 18, 2013

/s/ Timothy R. Chrisman	/s/ Robb Evans
Timothy R. Chrisman	Robb Evans
Director	Director

Date: June 18, 2013	Date: June 18, 2013

/s/ Jeff Karish	/s/ Alvin L. Majors
Jeff Karish	Alvin L. Majors
Director	Director

Date: June 18, 2013	Date: June 18, 2013

/s/ Jonah Schnel
Jonah Schnel
Director

Date: June 18, 2013

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 18th day of June, 2013.

FIRST PACTRUST BANCORP, INC. 401(k) EMPLOYEE STOCK OWNERSHIP PLAN

By:	/s/ Nikki Dang
Name: Nikki Dang
Title: Plan Administrator